Managed High Yield Plus Fund

For period ending November 30, 2009                                 Exhibit 77O


File number 811-8765

FORM 10f-3FUND: Managed High Yield Plus Fund Inc.
Name of Adviser or Sub-Adviser UBS Global Asset Management (Americas) Inc.
1.      Issuer: Inergy LP Fin 8.750% due 03/01/2015
2.      Date of Purchase: January 28, 2009  3.  Date offering commenced:
        January 28, 2009
4.      Underwriters from whom purchased:  J.P. Morgan Securities
5.      Affiliated Underwriter managing or participating in syndicate:
        UBS Investment Bank
6.      Aggregate principal amount or number of shares purchased:  $1,672,043
        (Firmwide)
7.      Aggregate principal amount or total number of shares of offering:
        $202,929,750
8.      Purchase price (net of fees and expenses): $90.191
9.      Initial public offering price:  $90.191
10.     Commission, spread or profit:  2%
11.     Have the following conditions been satisfied?               YES      NO

a.	The securities are sold in an offering exempt from
        registration under Section 4(2) of the Securities Act of
        1933, Rule 144A or Regulation D.                             X

b.      The securities are sold to persons reasonably believed
        to be qualified institutional buyers (QIBS).                 X

c.      The securities are reasonably believed to be eligible for
        resale to other QIBs                                         X

d.      The securities were purchased prior to the end of the
        first day on which any sales are made (or if a rights
        offering, the securities were purchased on or before the
        fourth day preceding on which the offering terminated.)      X

e.      The securities were purchased at a price not more than
        the price paid by each other purchaser in the offering
        or any concurrent offering.                                  X

f.      The underwriting was a firm commitment underwriting.         X

g.      The commission, spread, or profit was reasonable and fair
        in relation to that being received by others for
        underwriting similar securities during the same period.      X

h.      The issuer of the securities and any predecessor has been
        in continuous operation for not less than three years.       X

i.      The amount of such securities purchased by the Fund and
        all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not
        exceed 25% of the principal amount of the offering.          X

j.      No Affiliated Underwriter benefited directly or indirectly
        from the purchase.                                           X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Shu Yang Tan			Date:  May 25, 2009
Print Name: Shu Yang Tan

Managed High Yield Plus Fund

For period ending November 30, 2009                                 Exhibit 77O

File number 811-8765

FORM 10f-3FUND: Managed High Yield Plus Fund Inc.
Name of Adviser or Sub-Adviser UBS Global Asset Management (Americas) Inc.
1.      Issuer: Host Hotels & Resorts LP 9% due 5/25/2017
2.      Date of Purchase: May 5, 2009  3.  Date offering commenced: May 5, 2009
4.      Underwriters from whom purchased:  Goldman Sachs & Co.
5.      Affiliated Underwriter managing or participating in syndicate:
        UBS Investment Bank
6.      Aggregate principal amount or number of shares purchased:  $3,863,960
        (Firmwide)
7.      Aggregate principal amount or total number of shares of offering:
        $386,396,000
8.      Purchase price (net of fees and expenses): $96.599
9.      Initial public offering price:  $96.599
10.     Commission, spread or profit:  2%
11.     Have the following conditions been satisfied?               YES      NO

a.	The securities are sold in an offering exempt from
        registration under Section 4(2) of the Securities Act of
        1933, Rule 144A or Regulation D.                             X

b.      The securities are sold to persons reasonably believed
        to be qualified institutional buyers (QIBS).                 X

c.      The securities are reasonably believed to be eligible for
        resale to other QIBs                                         X

d.      The securities were purchased prior to the end of the
        first day on which any sales are made (or if a rights
        offering, the securities were purchased on or before the
        fourth day preceding on which the offering terminated.)      X

e.      The securities were purchased at a price not more than
        the price paid by each other purchaser in the offering
        or any concurrent offering.                                  X

f.      The underwriting was a firm commitment underwriting.         X

g.      The commission, spread, or profit was reasonable and fair
        in relation to that being received by others for
        underwriting similar securities during the same period.      X

h.      The issuer of the securities and any predecessor has been
        in continuous operation for not less than three years.       X

i.      The amount of such securities purchased by the Fund and
        all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not
        exceed 25% of the principal amount of the offering.          X

j.      No Affiliated Underwriter benefited directly or indirectly
        from the purchase.                                           X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Shu Yang Tan			Date:  August 25, 2009
Print Name: Shu Yang Tan

Managed High Yield Plus Fund

For period ending November 30, 2009                                 Exhibit 77O
File number 811-8765

FORM 10f-3
Registered Domestic Securities and Government Securities
Fund:   Managed High Yield Plus Fund Inc.
Name of Adviser or Sub-Adviser UBS Global Asset Management (Americas) Inc.
1.      Issuer:   Ford Motor Credit Co. LLC 8.7% due 10/1/2014
2.      Date of Purchase:  September 16, 2009
3.      Date offering commenced:  September 16, 2009
4.      Underwriter(s) from whom purchased:  Bank of America Securities LLC
5.      Affiliated Underwriter managing or participating in syndicate:
        UBS Investment Bank
6.      Aggregate principal amount or number of shares purchased:  $1,976,100 firmwide
7.      Aggregate principal amount or total number of shares of offering:
        $988,050,000
8.      Purchase price per unit or share (net of fees and expenses):  $98.805
9.      Initial public offering price per unit or share:  $98.805
10.     Commission, spread or profit: 2%
11.     Have the following conditions been satisfied?               YES      NO

a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined
        in section 2(a)(16) of the 1940 Act)..                       X

b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day
        preceding the day on which the offering terminated).         X

c.      The securities purchased at a price not more than the price
        paid by each other purchaser in the offering.                X

d.      The underwriting was a firm commitment underwriting.         X

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting
        similar securities during the same period.                   X

f.      The issuer of the securities and any predecessor has been
        in continuous operation for not less than three years.       X

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed
        25% of the principal amount of the offering.                 X

h.      No Affiliated Underwriter benefited directly or indirectly
        from the purchase.                                           X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:  /s/Shu Yang Tan		Date:	September 29, 2009
Print Name: Shu Yang Tan

Managed High Yield Plus Fund

For period ending November 30, 2009                                 Exhibit 77O

File number 811-8765

FORM 10f-3FUND: Managed High Yield Plus Fund Inc.
Name of Adviser or Sub-Adviser UBS Global Asset Management (Americas) Inc.
1.      Issuer: QVC Inc. 7.500% due 10/01/2019
2.      Date of Purchase: September 22, 2009
3.      Date offering commenced: September 22, 2009
4.      Underwriters from whom purchased:  Wachovia Securities, Inc.
5.      Affiliated Underwriter managing or participating in syndicate:
        UBS Investment Bank
6.      Aggregate principal amount or number of shares purchased:  $2,948,340
        (Firmwide)
7.      Aggregate principal amount or total number of shares of offering:
        $982,780,000
8.      Purchase price (net of fees and expenses): $98.278
9.      Initial public offering price:  $98.278
10.     Commission, spread or profit:  2%
11.     Have the following conditions been satisfied?               YES      NO

a.	The securities are sold in an offering exempt from
        registration under Section 4(2) of the Securities Act of
        1933, Rule 144A or Regulation D.                             X

b.      The securities are sold to persons reasonably believed
        to be qualified institutional buyers (QIBS).                 X

c.      The securities are reasonably believed to be eligible for
        resale to other QIBs                                         X

d.      The securities were purchased prior to the end of the
        first day on which any sales are made (or if a rights
        offering, the securities were purchased on or before the
        fourth day preceding on which the offering terminated.)      X

e.      The securities were purchased at a price not more than
        the price paid by each other purchaser in the offering
        or any concurrent offering.                                  X

f.      The underwriting was a firm commitment underwriting.         X

g.      The commission, spread, or profit was reasonable and fair
        in relation to that being received by others for
        underwriting similar securities during the same period.      X

h.      The issuer of the securities and any predecessor has been
        in continuous operation for not less than three years.       X

i.      The amount of such securities purchased by the Fund and
        all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not
        exceed 25% of the principal amount of the offering.          X

j.      No Affiliated Underwriter benefited directly or indirectly
        from the purchase.                                           X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Shu Yang Tan			Date:  October 20, 2009
Print Name: Shu Yang Tan





Managed High Yield Plus Fund